Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Operating Results for First Quarter 2014

ATLANTA, GA — April 29, 2014: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three months ended March 31, 2014.

Lew Dickey, Chairman & CEO stated: “This quarter was marked by the accelerated integration of WestwoodOne. We now expect to complete the two-year integration approximately three quarters ahead of time and will exceed the stated synergies by 5-10%”

Operating highlights are as follows (in thousands, except percentages) (footnotes follow):

	Three Months Ended March 31,
	Actual			Pro Forma (2)
	2014	2013	% Change	2013	% Change
Broadcast advertising revenues	$270,044	$206,396	30.8%	$266,975	1.1%
Digital advertising revenues	9,599	4,439	116.2%	5,060	89.7%
Political advertising revenues	2,175	880	147.2%	880	147.2%
License fees & other revenues	10,226	6,124	67.0%	8,620	18.6%
Net revenues	$292,044	$217,839	34.1%	$281,535	3.7%
Adjusted EBITDA (1)	$58,745	$53,444	9.9%	$58,542	0.3%

	As of
	March 31, 2014	December 31, 2013	% Change
Cash and cash equivalents	$37,270	$32,792	13.7%

Term loans	$2,019,063	$2,025,000	(0.3)%
7.75% Senior Notes	610,000	610,000	—%
Secured loan	—	25,000	(100.0)%
Total debt	$2,629,063	$2,660,000	(1.2)%

Total common stock and warrants outstanding	234,708,423	234,479,385

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition” and “Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure” included herein.

(2)
Pro forma information assumes that the acquisition of WestwoodOne, Inc. (the "WestwoodOne Acquisition") and the sale to Townsquare Media, LLC (“Townsquare”) of 53 radio stations in 12 small and mid-sized markets and the swap of 15 radio stations in two small and mid-sized markets with Townsquare in exchange for five radio stations in Fresno, California (the "2013 Townsquare Transaction") both occurred as of January 1, 2013.  The 2014 amounts in the table above give effect to Cumulus' accounting policies and presentation of our financial information on acquired businesses, which policies and presentation have not been applied to the 2013 pro forma information for WestwoodOne. Such policies and presentation impact revenue and expense recognition of certain WestwoodOne producer contracts and the classification of trade revenue separate from trade expense, and if applied to 2013 pro forma financial information would have increased revenues and would have no impact on Adjusted EBITDA.  The pro forma financial information should not be considered indicative of our actual financial position or results of operations had the WestwoodOne Acquisition or the 2013 Townsquare Transaction occurred as of the date indicated or any other date. The pro forma financial information should also not be considered representative of our future financial condition or results of operations.

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

Net Revenues
The following table presents our revenues, by revenue source, as a percentage of total net revenues for the periods presented:

	Actual		Pro Forma
	Three Months Ended March 31,
	2014	2013	2013
Broadcast advertising	92.5%	94.7%	94.8%
Digital advertising	3.3%	2.0%	1.8%
Political advertising	0.7%	0.4%	0.3%
License fees & other	3.5%	2.9%	3.1%
Net revenues	100.0%	100.0%	100.0%
On an actual basis, net revenues for the three months ended March 31, 2014 increased $74.2 million, or 34.1%, to $292.0 million, compared to $217.8 million for the three months ended March 31, 2013. The increase resulted from increases of $63.6 million, $5.2 million, $1.3 million and $4.1 million in broadcast advertising, digital advertising, political advertising and license fees and other revenue, respectively. These increases were primarily attributable to the addition of the operations of WestwoodOne, which was acquired by the Company in December 2013.
On a pro forma basis, net revenues for the three months ended March 31, 2014 increased $10.5 million, or 3.7%, to $292.0 million, from $281.5 million for the three months ended March 31, 2013. The increase was due to $3.1 million in broadcast advertising revenue, of which $2.2 million was from a LMA in Chicago entered into in January 2014 (the "Chicago LMA"), offset by a $9.9 million decline in network spot sales and the loss of approximately $2.2 million of third party network station compensation.  Broadcast advertising revenue growth also benefited from $13.0 million of reduced producer revenue shares at WestwoodOne.  Digital advertising increased $4.5 million due to revenue from our partnership with Rdio and revenue increases from our streaming and digital commerce initiatives.  There was a $1.3 million increase in political advertising revenue; and a $1.6 million increase in affiliate license fees and other non ad-based revenue.

Content Costs
Content costs consist of all costs related to the licensing, acquisition and development of our programming.
The following table presents our content costs as a percentage of total net revenues for the periods presented:

	Actual		Pro Forma
	Three Months Ended March 31,
	2014	2013	2013
Content costs	37.1%	28.4%	36.2%
On an actual basis, content costs for the three months ended March 31, 2014 increased $46.5 million, or 75.1%, to $108.5 million, compared to $62.0 million for the three months ended March 31, 2013. This increase was primarily attributable to the addition of the operations of WestwoodOne, in addition to expenses related to our local and national content initiatives, including our NASH country brand.
On a pro forma basis, content costs for the three months ended March 31, 2014 increased $6.6 million, or 6.5%, from $101.9 million for the three months ended March 31, 2013. This increase was primarily attributable to expenses related to our local and national content initiatives, including our NASH country brand.

Other Direct Operating Expenses
Other direct operating expenses consist of expenses related to the distribution and monetization of our content across our platform and overhead expenses.

On an actual basis, other direct operating expenses for the three months ended March 31, 2014 increased $21.9 million, or 23.4%, to $115.3 million, compared to $93.5 million for the three months ended March 31, 2013. This increase was primarily attributable to the addition of the operations of WestwoodOne in addition to an increase in variable selling costs associated with our increase in revenue.
On a pro forma basis, other direct operating expenses for the three months ended March 31, 2014 increased $4.5 million, or 4.0%, from $110.9 million for the three months ended March 31, 2013. This increase was primarily attributable to $2.1 million of expenses related to the Chicago LMA with the remainder due to an increase in variable selling costs associated with our increase in revenue.

Corporate Expenses, Including Stock-based Compensation Expense
Corporate expenses consist primarily of compensation and related costs for our executive, finance, human resources, information technology and legal personnel and fees for professional services. Professional services are principally comprised of outside legal, audit and consulting services.
On an actual basis, corporate expenses, including stock-based compensation expense, for the three months ended March 31, 2014 increased $5.2 million, or 36.9%, to $19.2 million, compared to $14.0 million for the three months ended March 31, 2013. This increase is primarily due to an increase of $4.2 million in acquisition related restructuring expenses, legal costs related to the WestwoodOne acquisition and a $1.4 million increase in stock-based compensation expense, partially offset by a $0.4 million decrease in other overhead costs.
On a pro forma basis, corporate expenses, including stock-based compensation expense, for the three months ended March 31, 2014 decreased $2.1 million, or 10.0%, from $21.3 million for the three months ended March 31, 2013. This decrease was attributable to the realization of synergies related to the acquisition of WestwoodOne. Costs incurred to achieve these synergies have been excluded from pro forma results.

Capital Expenditures
Capital expenditures for the three months ended March 31, 2014 totaled $1.3 million, which represented routine capital expenditures required for the maintenance of the Company’s technical facilities. Capital expenditures during the three months ended March 31, 2013 were $2.0 million.

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 11:00 AM eastern time to discuss its first quarter 2014 operating results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access.

Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 12:00 AM eastern time, May 29, 2014. Domestic callers can access the replay by dialing 855-859-2056, replay code 22640175#. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our inability to renew one or more of our broadcast licenses, changes in interest rates, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage rapid growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business, or any acquisitions, from time to time, other risk factors described from time to time in our filings with the Securities and

Exchange Commission, including our Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”) and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc. [NASDAQ: CMLS]
Cumulus Media's industry leading audio advertising platform reaches a weekly audience of over 259 million. The company provides content and services to more than 10,000 radio stations, including its 460 owned and operated stations in 93 U.S. media markets, and operates a national streaming/mobile platform in partnership with digital audio provider Rdio.
For more information, please visit www.cumulus.com.

For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Actual
	Three Months Ended March 31,
	2014	2013
Net revenues	$292,044	$217,839
Operating expenses:
Content costs	108,493	61,951
Other direct operating expenses	115,335	93,480
Depreciation and amortization	28,881	27,596
LMA fees	1,557	946
Corporate expenses (including stock-based compensation expense of $4,091 and $2,663, respectively)	19,194	14,018
(Gain) loss on sale of assets or stations	(538)	1,309
Gain on derivative instrument	—	(738)
Total operating expenses	272,922	198,562
Operating income	19,122	19,277
Non-operating (expense) income:
Interest expense, net	(35,934)	(44,252)
Other (expense) income, net	(65)	287
Total non-operating expense, net	(35,999)	(43,965)
Loss from continuing operations before income taxes	(16,877)	(24,688)
Income tax benefit (expense)	7,608	(1,975)
Loss from continuing operations	(9,269)	(26,663)
Income from discontinued operations, net of taxes	—	17,675
Net loss	$(9,269)	$(8,988)
Basic and diluted loss per common share:
Basic: Loss from continuing operations per share	$(0.04)	$(0.17)
Income from discontinued operations per share	$—	$0.10
Loss per share	$(0.04)	$(0.07)
Diluted: Loss from continuing operations per share	$(0.04)	$(0.17)
Income from discontinued operations per share	$—	$0.10
Loss per share	$(0.04)	$(0.07)
Weighted average basic common shares outstanding	215,703,667	174,748,001
Weighted average diluted common shares outstanding	215,703,667	174,748,001

CUMULUS MEDIA INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(Dollars in thousands)

Pro Forma
Three Months Ended March 31,
2013
Net revenues	$281,535
Operating expenses:
Content costs	101,856
Other direct operating expenses	110,862
Depreciation and amortization	32,932
LMA fees	946
Corporate expenses (including stock-based compensation expense of $4,761)	21,330
Loss on sale of assets or stations	1,309
Gain on derivative instrument	(738)
Total operating expenses	268,497
Operating income	13,038
Non-operating (expense) income:
Interest expense, net	(44,252)
Other (expense) income, net	287
Total non-operating expense, net	(43,965)
Loss from continuing operations before income taxes	(30,927)
Income tax benefit	3,425
Net loss	$(27,502)

Non-GAAP Financial Measure and Definition
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measure used in this release is Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of intangible assets and goodwill (if any), local marketing agreement (“LMA”) fees, acquisition-related and restructuring costs (if any) and franchise taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our core operations, including the corporate resources employed to manage the operations, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit facility.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to the operation of the core operations. In addition, we exclude LMA fees from our calculation of Adjusted EBITDA, even though these items require a cash settlement, because they are excluded from the definition of Adjusted EBITDA contained in our credit facility. Management excludes any gain or loss on the sale of any assets or stations as it does not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as it does not represent a cash transaction nor is it associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our core operations. Management excludes any impairment of goodwill and intangible assets as it does not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a media company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.

A quantitative reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure
The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Actual		Pro Forma
	Three Months Ended March 31,
	2014	2013	2013
Net loss	$(9,269)	$(8,988)	$(27,502)
Income tax (benefit) expense	(7,608)	1,975	(3,425)
Non-operating expenses, including net interest expense	35,999	43,965	43,965
LMA fees	1,557	946	946
Depreciation and amortization	28,881	27,596	32,932
Stock-based compensation expense	4,091	2,663	4,761
(Gain) loss on sale of assets or stations	(538)	1,309	1,309
Gain on derivative instrument	—	(738)	(738)
Acquisition-related and restructuring costs	5,382	2,214	6,117
Franchise and state taxes	250	177	177
Discontinued operations:
Income from discontinued operations, net of tax	—	(17,675)	—
Adjusted EBITDA	$58,745	$53,444	$58,542

The following supplemental unaudited pro forma financial information is intended to provide you with information about how the WestwoodOne Acquisition and the 2013 Townsquare Transaction might have affected our historical consolidated quarterly financial statements during each completed quarterly period during 2013 and the year ended December 31, 2013 as if such transactions had closed as of January 1, 2013. This pro forma information is presented for illustrative purposes only, and should not be considered indicative of our actual historical financial position or results of operations had the WestwoodOne Acquisition or the 2013 Townsquare Transaction occurred as of the date indicated or any other date. This pro forma financial information should also not be considered representative of our future financial condition or results of operations.
CUMULUS MEDIA INC.
Pro Forma Condensed Consolidated Statements of Operations
(Dollars in thousands)
(Unaudited)

	Q1	Q2	Q3	Q4	Year Ended December 31, 2013
Net revenues	$281,535	$321,948	$313,968	$328,264	$1,245,715
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	212,718	202,792	207,033	230,363	852,906
Depreciation and amortization	32,932	32,940	32,949	34,060	132,881
LMA fees	946	738	609	1,423	3,716
Corporate expenses (including stock-based compensation expense)	21,330	15,946	13,429	22,686	73,391
Loss (gain) on asset or station sale	1,309	227	(5,198)	(23)	(3,685)
Realized (gain) loss on derivative instrument	(738)	(2,106)	172	820	(1,852)
Total operating expenses	268,497	250,537	248,994	289,329	1,057,357
Operating income	13,038	71,411	64,974	38,935	188,358
Non-operating (expense) income:
Interest expense, net	(44,252)	(43,833)	(45,194)	(43,702)	(176,981)
Loss on early extinguishment of debt	—	(4,539)	—	(30,395)	(34,934)
Other income (expense), net	287	(393)	(139)	(57)	(302)
Total non-operating expense, net	(43,965)	(48,765)	(45,333)	(74,154)	(212,217)
(Loss) income from continuing operations before income taxes	(30,927)	22,646	19,641	(35,219)	(23,859)
Income tax benefit (expense)	3,425	(19,485)	(14,732)	1,078	(29,714)
Pro forma net (loss) income	$(27,502)	$3,161	$4,909	$(34,141)	$(53,573)

Reconciliation of Pro Forma Non-GAAP Financial Measure to a Comparable Pro forma GAAP Measure

The following table reconciles pro forma net (loss) income to pro forma Adjusted EBITDA for each quarter during 2013, and for the year ended December 31, 2013 (dollars in thousands):

	Q1	Q2	Q3	Q4	Year Ended December 31, 2013
Pro forma net (loss) income	$(27,502)	$3,161	$4,909	$(34,141)	$(53,573)
Income tax (benefit) expense	(3,425)	19,485	14,732	(1,078)	29,714
Non-operating expenses, including net interest expense	43,965	48,765	45,333	74,154	212,217
LMA fees	946	738	609	1,423	3,716
Depreciation and amortization	32,932	32,940	32,949	34,060	132,881
Stock-based compensation expense	4,761	4,321	2,712	3,766	15,560
Loss (gain) on asset or station sale	1,309	227	(5,198)	(23)	(3,685)
(Gain) loss on derivative instrument	(738)	(2,106)	172	820	(1,852)
Acquisition-related and restructuring costs	6,117	3,157	1,141	16,822	27,237
Franchise and state taxes	177	176	176	613	1,142
Pro forma Adjusted EBITDA	$58,542	$110,864	$97,535	$96,416	$363,357